Exhibit 10.1

FORBEARANCE AGREEMENT AND GENERAL RELEASE

THIS FORBEARANCE AGREEMENT AND GENERAL RELEASE (“Agreement”), dated as of July 6th, 2009, is entered by and among FIDEsprit AG, a Swiss corporation (“Borrower”), Axel J. Kutscher (“Guarantor”) and Proteo, Inc., a Nevada corporation (“Proteo” and together with Borrower and Guarantor, the “Parties”), with reference to the facts as set forth in the Recitals:

RECITALS

A.           WHEREAS, pursuant to that certain Preferred Stock Purchase Agreement dated June 9, 2008 (the “Stock Purchase Agreement”), Borrower purchased 600,000 shares of Proteo’s Series A Preferred Stock in consideration of Borrower’s delivering to Proteo a promissory note of even date therewith in the original principal amount of $3,600,000 (as amended and modified from time to time, the “Note”, the original of which is attached hereto as Exhibit A).  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Stock Purchase Agreement.

B.           WHEREAS, Borrowers obligations under the Note have been guaranteed (the “Guaranty”) by the Guarantor, the original of which is attached hereto as Exhibit B.

C.           WHEREAS, Borrower is currently in default under the Note for failing to make all of the scheduled principal and interest payments under the Note and for not paying the Note in full by its due date of March 31, 2009 (collectively, the “Events of Default”).

D.           WHEREAS, Proteo, Borrower and Guarantor desire to enter into this Forbearance Agreement to set forth the terms and conditions upon which Proteo agrees to forbear from enforcing its rights under the Note as a result of the Events of Default.

AGREEMENT

1.           RECITALS.  The Recitals are incorporated herein by and through this reference, and the Parties agree that the facts recited above are true and correct.

2.           ACKNOWLEDGMENT OF DEBT.  Borrower and Guarantor hereby acknowledge and agree that, as of July 6th, 2009, Borrower is obligated to Proteo under the Note for the aggregate sum of $1,940,208 (representing the unpaid principal balance plus all other amounts due under the Note as of July 6th, 2009) (the “Indebtedness”).

3.           CONFIRMATIONS OF NOTE AND GUARANTEE.  Borrower and Guarantor hereby confirm the validity and effectiveness of the Note and Guaranty, as modified hereby. This acknowledgment and confirmation shall in no way be deemed to constitute a requirement or admission by Proteo that any such acknowledgment or confirmation is required to maintain the effectiveness of the Note and Guaranty, no such acknowledgment and confirmation being so required. Except as may be expressly modified herein, each of the Note and Guaranty shall remain in full force and effect.

4.           ACKNOWLEDGMENT OF DEFAULTS AND WAIVERS.  Borrower and Guarantor hereby acknowledge and agree that Borrower is currently in default under the Note, among other reasons, by reason of those Events of Default described in Paragraph C of the Recitals (all of such Events of Default shall collectively be referred to as "Defaults”) hereinabove. Borrower and Guarantor hereby knowingly and voluntarily waive any and all rights they may have, if any, to contest or dispute the validity of, or to cure, the Defaults or the exercise of any rights of Proteo. Borrower and Guarantor hereby further acknowledge and agree that in entering into this Agreement, Proteo is relying upon the acknowledgment by Borrower and Guarantor of the existence of the Defaults and their waiver of any right to dispute the existence thereof or to contest any enforcement of Proteo’s rights based thereon.

5.           LIMITED SUFFERANCE OF DEFAULTS; FORBEARANCE.  Borrower has requested that Proteo enter into this Agreement and forbear from exercising its rights under the Note and Guaranty as to afford Borrower limited additional time to pay the outstanding Indebtedness. Subject to Borrower’s prompt and continual compliance with the payment requirements set forth in Paragraph 6 below, Proteo hereby agrees to allow the Defaults under the Note existing as of the date hereof to continue to exist and further agrees to forebear from relying thereon to enforce any of its rights and remedies under the Note and Guaranty, all subject to the terms and conditions of this Agreement, until the Indebtedness is paid in full (“Forbearance Period”), at which time the Forbearance Period shall automatically terminate. As long as Borrower does not breach any term or condition of this Agreement or no additional default occurs or exists under the Note or Guaranty during the Forbearance Period, Lender agrees to forbear from exercising any and all of its remedies under the Note and Guaranty and this Agreement; provided however, if a breach of this Agreement occurs or an event of default (other than the Defaults) occurs or exists under the Note or Guaranty, then, without notice by Proteo to Borrower or Guarantors and at Proteo’s option, the Forbearance Period shall terminate and Proteo shall have the right to enforce its remedies under the Note and Guaranty, this Agreement, any agreement executed concurrently herewith, or at law or equity; and provided, further, that upon the failure of Borrower to satisfy any of the terms and conditions of this Agreement, or upon the occurrence of any subsequent event of default hereunder, under any agreement executed concurrently herewith, or, under the Note or Guaranty, the foregoing agreement to forbear by Proteo shall be of no further force and effect, shall be deemed rescinded, revoked and terminated and the Defaults shall be revived and reinstated, and shall be deemed to have occurred and to exist as if such forbearance had not been granted, with all rights and remedies of Proteo under the Note and Guaranty, as hereinafter modified, based upon the Defaults, revived as if Proteo had never forborne from enforcement. Proteo may thereafter enforce its rights pursuant to the terms of the Note, Guaranty, and pursuant to applicable law, and exercise such other rights and remedies as may be available to Proteo at law, in equity, or otherwise.

6.           TERMS AND CONDITIONS.  In consideration of Proteo’s forbearance pursuant to Paragraph 5 above, Borrower agrees to and shall pay the Indebtedness to Proteo by making monthly payments in the amount of $140,000 commencing on the first business day of September 2009 and continuing on the first business day of each succeeding month thereafter until the entire Indebtedness is paid in full.

All payments must be in lawful money of the United States of America, free from any offset, deduction or counterclaim.  Checks constitute payment only when collected, deposited and credited to Proteo’s bank account.

Nothing contained herein is intended to, nor shall it be deemed to, relieve Borrower or Guarantor of any of their respective obligations under the Note or Guaranty, nor shall it modify the legal relationship of Borrower and Guarantor with respect to Proteo.

7.           NO NOVATION.  The Parties further agree that in no event shall the effect of this Agreement be deemed to be a novation of the Note or Guaranty, the intent of the Parties hereunder being to amend the Note and Guaranty and to confirm the obligations (including the Indebtedness) of Borrower and Guarantor under the Note and Guaranty, as amended hereby, with all of the terms and provisions of the Note and Guaranty in full force and effect save and except those modified by this Agreement.

8.           CROSS DEFAULTS.  Borrower and Guarantor hereby agree and confirm that, at Proteo’s option, the occurrence of an event of default under and set forth in this Agreement shall be a default under each of the Note and Guaranty and, to the extent necessary, the Note and Guaranty are hereby irrevocably amended to effect such cross defaults. Borrower and Guarantor additionally agree and confirm that, at Proteo’s option, the occurrence of an event of default (other than the Defaults) under the Note and Guaranty shall be a default under this Agreement.

9.           EVENTS OF DEFAULT.  Any failure by Borrower or Guarantors or Pledgors to comply with any terms and conditions of this Agreement, together with each of the events of default contained within the Note and Guaranty (other than the Defaults), shall constitute an event of default hereunder.

10.        REMEDIES.  Upon the occurrence of an event of default (as set forth in Paragraph 9, above), or the termination of the Forbearance Period Proteo shall have the right to enforce its remedies under the Note, Guaranty, this Agreement, or under any of the documents executed concurrently herewith, at law or in equity, and, at its election, exercise any and all rights and remedies provided for under the Note, Guaranty or herein, and terminate its obligations under this Agreement.

11.        GOVERNING LAW.  This Agreement and the Note and Guaranty shall be deemed to have been made in the State of California and the validity, enforceability, construction, interpretation and enforcement of this Agreement and the Note and Guaranty and the rights of the Parties thereto shall be determined under, governed by and construed in accordance with the laws of the State of California, without regard to the principles of conflicts of law. If any provision of this Agreement or its exhibits shall be determined to be invalid, void or illegal, such provision shall be construed and amended in a manner which would permit its enforcement, but in no event shall such provision affect, impair or invalidate any other provision hereof. In the event that any interest rate set forth in the Note shall be in excess of the maximum rate allowed by law, the Note Documents shall be deemed to be modified to provide for the maximum interest rate allowed by law.

12.        COMPLETE AGREEMENT; INTEGRATION; MERGER.  This Agreement and the Note, Guaranty and Stock Purchase Agreement are intended by the Parties as the complete, integrated and final expression of their agreement. All prior understandings, whether oral or written, other than the Note, Guaranty and Stock Purchase Agreement, are hereby merged into this Agreement. This Agreement may only be amended by a writing executed by the Parties. No oral amendment, waiver or other understanding with respect to the subject matter of this Agreement shall be enforceable.

13.        GENERAL RELEASE IN FAVOR OF LENDER.  In consideration of the covenants and agreements contained herein and for other good and valuable consideration, Borrower and Guarantor agree as follows:

Borrower and Guarantor, and each of them, together with all of their affiliates, including without limitation their affiliates, trusts, corporations, partnerships, agents, attorneys, heirs, executors, administrators, successors, assigns, representatives, employees, trustees, beneficiaries, officers, directors, partners, owners, members and shareholders (collectively the “Releasors”) hereby release and discharge Proteo and its affiliated corporations, agents, attorneys, heirs, executors, administrators, successors, assigns, representatives, employees, trustees, beneficiaries, officers, directors, owners, partners, members and shareholders, with respect to any rights, claims, charges, demands, obligations, damages, liabilities, costs, attorneys’ fees, expenses, or causes of action of any nature, character and description, whatsoever, whether arising from or in any way related to, the loan evidenced by the Note, the Guaranty and Stock Purchase Agreement, the business of Releasors, and any and all transactions or other matters in any way related to any of the foregoing, or otherwise arising prior to the date hereof, whether known or unknown, anticipated or unanticipated, sounding in tort, contract or any other theory, law or equity, suspected or unsuspected, past or present.

14.        WAIVER OF CALIFORNIA CIVIL CODE, SECTION 1542.  The foregoing release extends to all claims whether or not claimed or suspected and constitute a waiver of each and all the provisions of the California Civil Code, Section 1542 (to the extent it would be applicable), which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMSWHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXISTIN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE,WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

RELEASORS HAVE READ AND UNDERSTOOD THE FOREGOING AND INDICATE THAT FACT BY PLACING THEIR INITIALS, OR THE INITIALS OF AN AUTHORIZED AGENT, BELOW:

  /s/ JAM                      /s/ AJK
(Borrower)                                  (Guarantor)

RELEASORS, AND EACH OF THEM, UNDERSTAND AND ACKNOWLEDGE THAT THE SIGNIFICANCE AND CONSEQUENCE OF THIS WAIVER OF CALIFORNIA CIVIL CODE, SECTION 1542, IS THAT EVEN IF THEY SHOULD EVENTUALLY SUFFER ADDITIONAL DAMAGES ARISING OUT OF THE FACTS REFERRED TO ABOVE, THEY WILL NOT BE ABLE TO MAKE ANY CLAIM FOR THOSE DAMAGES. FURTHERMORE, RELEASORS, AND EACH OF THEM, ACKNOWLEDGE THAT THEY WILL NOT BE ABLE TO MAKE ANY CLAIM FOR DAMAGES EVEN AS TO CLAIMS FOR DAMAGES THAT MAY EXIST AS OF THE DATE OF THIS RELEASE BUT WHICH THEY DO NOT KNOW EXIST, AND WHICH, IF KNOWN, WOULD MATERIALLY AFFECT THEIR DECISIONS TO EXECUTE THIS AGREEMENT, REGARDLESS OF WHETHER THEIR LACK OF KNOWLEDGE IS THE RESULT OF IGNORANCE, OVERSIGHT, ERROR, NEGLIGENCE, OR ANY OTHER CAUSE. RELEASORS COVENANT AND AGREE THAT THEY WILL FOREVER REFRAIN AND FOREBEAR FROM BRINGING, COMMENCING OR PROSECUTING ANY AND ALL ACTIONS, LAWSUITS, CLAIMS OR PROCEEDINGS WITH RESPECT TO ANY MATTER THAT HAS BEEN RELEASED HEREIN. FURTHER, IT IS EXPRESSLY UNDERSTOOD AND AGREED BY RELEASORS, THAT THE FACTS WITH RESPECT TO WHICH THIS AGREEMENT IS GIVEN MAY HEREINAFTER TURN OUT TO BE OTHER THAN OR DIFFERENT FROM THE FACTS IN THAT CONNECTION NOW KNOWN OR BELIEVED BY SAID PARTY TO BE TRUE, AND SAID PARTY EXPRESSLY ASSUMES A RISK OF THE FACTS TURNING OUT TO BE SO DIFFERENT, AND AGREES THAT THIS AGREEMENT SHALL BE IN ALL RESPECTS EFFECTIVE AND NOT SUBJECT TO TERMINATION OR RESCISSION BY REASON OF ANY DIFFERENCE IN THE FACTS.

15.         TOLLING OF STATUTE OF LIMITATIONS.  Any and all statutes of limitations applicable to any and all rights, causes of action, claims and remedies, or equitable claim of laches, which Proteo has or might have against Borrower and/or Guarantor arising out of or relating to the circumstances and events described in the Recitals shall be and hereby are tolled and suspended effective at all times on and after the date of this Agreement.

15.1           Except for the tolling of the statute of limitations applicable to Proteo’s rights, causes of action, claims and remedies against each party set forth above, nothing in this paragraph is intended to modify or amend the obligations of Borrower and Guarantor to Proteo, including but not limited to, any other agreement existing by, between or amongst the Borrower and Guarantor and Proteo, or to be any waiver, estoppel or election as any right claim, defense or objection of Proteo. Any and all substantive rights of Proteo are hereby expressly preserved.

15.2.          It is expressly understood and agreed that nothing in this paragraph shall operate or be construed to defeat or diminish Proteo’s right to file actions or prosecute actions or any other claims against Borrower and Guarantor (in conformance with the terms of this Agreement), without prior verbal or written notice, on any issue, including but not limited to the matters discussed hereinabove.

16.        ADVICE OF COUNSEL.  Each Party hereto represents that it/he has been advised of the effect of the Agreement by its/his own attorneys, has investigated the facts and is not relying upon any representation or acknowledgment, whether oral or in writing, of any other Party hereto except as contained herein.

17.        RESCISSION. Except as provided herein, each of the Parties hereto expressly waives any right to rescind the Agreement.

18         REIMBURSEMENT OF PROTEO’S LEGAL FEES.  Borrower and Guarantor jointly and severally agree to reimburse Proteo for the legal fees and expenses it has incurred in preparation of this Agreement and related documents required as a result thereof in an amount not to exceed $2,500.

19.         GENERAL PROVISIONS.

19.1.     Time is of the Essence.  In all dealings hereunder or under the Note or Guaranty, time is of the essence,

19.2.     Counterparts.  This Agreement may be executed in counterparts and by different Parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Agreement. Signatures to this Agreement may be transmitted by facsimile, each of which shall have the same effect as and be deemed an original signature for purposes of this Agreement. This Agreement shall become effective upon the execution of a counterpart of this Agreement by each of the Parties hereto ("Effective Date”).

19.3.     Successors and Third Parties.  Each covenant set forth in this Agreement shall inure to the benefit of and be binding upon the Parties to this Agreement together with all of the affiliates, and each of them, and their successors and assigns.

19.4.     Meaning of Pronouns and Effect of Captions.  As used in this Agreement and the attached exhibits, the masculine, feminine and/or neuter gender, in the singular or plural, shall be deemed to include the others whenever the text so requires. Captions and paragraph headings are inserted solely for convenience and shall not be deemed to restrict or limit the meaning of text.

19.5.     Construction.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. On the contrary, this Agreement is the product of extensive negotiation among the Parties hereto, has been reviewed by all Parties and their counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all Parties.

19.6.     Attorneys Fees and Costs.  If any legal action or other proceeding is brought for the enforcement of this Agreement, the Note or the Guaranty, or because of an alleged dispute in connection with any of the provisions of this Agreement, the successful or prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it/he/she may be entitled.

19.7.      Notice.  Any notices which may be required hereunder may be served personally, by overnight delivery service which routinely obtains a signed receipt (e.g., DHL, Federal Express or UPS), or by United States mail, postage pre-paid, to the addresses set forth below. Notice shall be deemed effective on the date actually received by the Parties, or three days after the same were deposited in the United States mail.

If to Proteo:	PROTEO, INC. Birge Bargmann Proteo Biotech AG Am Kiel-Kanal 44 D-24106 Kiel Germany

If to Borrower:	FID Esprit AG ATT: Juergen Muetzlitz Rosengartenstr. 4 CH-8608 Bubikon Switzerland

If to Guarantor:	Axel Kutscher Oetwilerstrasse 29 CH-8634 Hombrechtikon Switzerland

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be entered into as of the date first set forth hereinabove.

"PROTEO" PROTEO, INC. A Nevada corporation /s/ BIRGE BARGMANN Birge Bargmann President	"BORROWER" FIDESPRIT AG /s/ JURGEN AUGUST MUTZLITZ Jürgen August Mützlitz President
"GUARANTOR" /s/ AXEL J. KUTSCHER Axel J. Kutscher an Individual